Exhibit 4.3

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 21, 2021, by and among Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), Suburban Energy Finance Corp., a Delaware corporation (the “Company” and together with the Partnership, the “Issuers”), and The Bank of New York Mellon, as trustee (the “Trustee”), to the Second Supplemental Indenture, dated as of February 25, 2015 (the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Issuers and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 5.750% Senior Notes due 2025 (the “Notes”) of the Issuers;

WHEREAS, there is currently outstanding under the Indenture $250,000,000 in aggregate principal amount of the Notes;

WHEREAS, Section 9.02 of the Indenture provides that the Issuers and the Trustee may, with the written consent of the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the outstanding Notes, enter into a supplemental indenture for the purpose of amending the Indenture;

WHEREAS, the Issuers have offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated May 10, 2021 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, and, together with the Statement, the “Offer”), from each Holder of the Notes;

WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments and waivers (the “Proposed Amendments”) to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount of the outstanding Notes (and a supplemental indenture in respect thereof having been executed and delivered); provided, that such Proposed Amendments will only become operative upon the acceptance for payment by the Issuers of the Notes representing a majority in aggregate principal amount of the outstanding Notes pursuant to the Offer (the “Acceptance”);

WHEREAS, the Issuers have received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

WHEREAS, the Issuers have been authorized by resolutions of their respective Board of Supervisors or Board of Directors, as the case may be, to enter into this Supplemental Indenture;

WHEREAS, the Issuers have delivered to the Trustee an Officers’ Certificate (as defined in the Indenture) as well as an Opinion of Counsel (as defined in the Indenture) to the effect that the execution and delivery of this Supplemental Indenture is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of formation or certificate of incorporation, as the case may be, and the operating agreement or bylaws, as the case may be, of each of the Issuers to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuers and the Trustee hereby agree as follows:

ARTICLE ONE

Section 1.01    Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 2.01 of the Indenture is amended by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and in the text of the Notes that are being otherwise eliminated by this Supplemental Indenture.

ARTICLE TWO

Section 2.01    Amendments to Table of Contents.

The Table of Contents of the Indenture is amended by deleting the titles to Sections 10.03, 10.05, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.16, 10.17, 10.18, 10.19, 10.20 and 11.10 in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.02    Amendment of Section 5.01.

The provisions of Section 5.01 of the Indenture are amended by deleting the text of clauses (c) through (f) from Section 5.01 and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.03    Amendment of Section 8.01.

The provisions of Section 8.01 of the Indenture are amended by deleting the text of clause (a)(iv) and inserting in lieu thereof the phrase “[intentionally omitted]” and by deleting the text of clause (b)(iv) and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.04    Amendment of Section 10.03.

The provisions of Section 10.03 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.05    Amendment of Section 10.05.

The provisions of Section 10.05 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.06    Amendment of Section 10.08.

The provisions of Section 10.08 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.07    Amendment of Section 10.09.

The provisions of Section 10.09 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.08    Amendment of Section 10.10.

The provisions of Section 10.10 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.09    Amendment of Section 10.11.

The provisions of Section 10.11 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.10    Amendment of Section 10.12.

The provisions of Section 10.12 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.11    Amendment of Section 10.13.

The provisions of Section 10.13 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.12    Amendment of Section 10.14.

The provisions of Section 10.14 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.13    Amendment of Section 10.15.

The provisions of Section 10.15 of the Indenture are amended by deleting the text of such Section (other than the title thereof) in its entirety and inserting in lieu thereof the following: “Subject to Article VIII and Article XIII hereof, Suburban Propane shall do or cause to be done all things necessary to preserve and keep in full force and effect its limited partnership or corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Suburban Propane or any such Subsidiary; provided, however, that Suburban Propane shall not be required to preserve the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Supervisors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Suburban Propane and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.”

Section 2.14    Amendment of Section 10.16.

The provisions of Section 10.16 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.15    Amendment of Section 10.17.

The provisions of Section 10.17 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.16    Amendment of Section 10.18.

The provisions of Section 10.18 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.17    Amendment of Section 10.19.

The provisions of Section 10.19 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.18    Amendment of Section 10.20.

The provisions of Section 10.20 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.19    Amendment to Section 11.04(a).

The provisions of Section 11.04(a) of the Indenture are amended by deleting the text of such Section (other than the title thereof) in its entirety and inserting in lieu thereof the following: “(a) Notice of redemption will be mailed by first class mail (or by electronic means in accordance with DTC’s standard procedures), as provided in Section 2.06, at least 3 Business Days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture in accordance with Articles IV or XIII of this Supplemental Indenture. Any redemption or notice described in Article XI hereof may, at Suburban Propane’s discretion, be subject to one or more conditions precedent.”

Section 2.20    Amendment of Section 11.08(c).

The provisions of Section 11.08(c) of the Indenture are amended by deleting the text of such Section (other than the title thereof) in its entirety and inserting in lieu thereof the following: “Notwithstanding the provisions contained in paragraphs (a) and (b) of this Section 11.08, the Issuers may redeem the Notes, in whole or in part, at any time prior to March 1, 2020, upon not less than 3 Business Days nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).”

Section 2.21    Amendment of Section 11.10.

The provisions of Section 11.10 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

Section 3.01    Effectiveness of Amendments.

This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Amendments set forth in Article Two hereof will only become operative concurrently with the Acceptance.

Section 3.02    Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect. On and after the Acceptance, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

Section 3.03    Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04    Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

Section 3.05    Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 3.06    Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.07    Supplemental Indenture Forms Part of Indenture.

This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

Section 3.08    Headings.

The section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.09    Severability.

In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

SUBURBAN ENERGY FINANCE CORP.

By:	/s/ Michael A. Kuglin
Name:	Michael A. Kuglin
Title:	Chief Financial Officer and Chief Accounting Officer

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Michael A. Kuglin
Name:	Michael A. Kuglin
Title:	Chief Financial Officer and Chief Accounting Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Supplemental Indenture]